INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in Registration Statement Nos. 333-67655 and 333-84347 of Thistle Group Holdings, Co. on Form S-8 of our report dated February 14, 2003, incorporated by reference in this Annual Report on Form 10-K of Thistle Group Holdings, Co. for the year ended December 31, 2002.



/s/Deloitte & Touche LLP
------------------------
DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
March 19, 2003